EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) dated February 27, 2009 pertaining to the 2006 Equity Incentive Plan of LoopNet, Inc. of our reports dated February 20, 2009, with respect to the consolidated financial statements of LoopNet, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of LoopNet, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
February 26, 2009